                                                                    EXHIBIT 10.4


                                   REGULATORY
                          CAPITAL MAINTENANCE AGREEMENT

      THIS AGREEMENT, dated December 30, 1988, entered into by and among USAT HOLDINGS INC., a Delaware corporation ("ACQUIRER"); UNITED SAVINGS ASSOCIATION OF TEXAS FSB, Houston, Texas ("ACQUIRING ASSOCIATION"); HYPERION HOLDINGS INC. ("HOLDINGS"), and HYPERION PARTNERS LP., ("PARTNERS", collectively, the "INVESTORS"); and the Federal Savings and Loan Insurance Corporation, a corporate instrumentality of the United States ("FSLIC" or "CORPORATION").

                                    RECITALS

          A. THE INVESTORS own 100 percent of the outstanding voting securities of the ACQUIRER and control the ACQUIRER.

          B. By Resolution No. 88-1534 dated December 30, 1988, the CORPORATION was appointed Receiver for the CLOSED ASSOCIATION. By Resolution No. 88-1535 dated December 30, 1988, the Bank Board has authorized the ACQUIRING ASSOCIATION to acquire substantially all of the assets and assume the secured, deposit, and certain tax liabilities of the CLOSED ASSOCIATION from the Receiver pursuant to the Acquisition Agreement.

By Resolution No. 88-1535, dated December 30, 1988, the Bank Board has authorized the purchase of all of the ACQUIRING ASSOCIATION's stock by the ACQUIRER.

          C. The ACQUIRER has agreed to purchase all of the shares of common stock to be initially issued by the ACQUIRING ASSOCIATION, and the ACQUIRING ASSOCIATION, pursuant to the Acquisition Agreement, will succeed to certain obligations, duties and liabilities of the CLOSED ASSOCIATION and will acquire substantially all of the assets and property of every kind and character belonging to the CLOSED ASSOCIATION ("Acquisition").

          D. The CORPORATION has decided, pursuant to Section 406(f)(1)-(4) of the National Housing Act, as amended ("NHA"), 12 U.S.C. Section 1729(f)(1)-(4)
(1982), to provide financial assistance and indemnification in connection with the Acquisition. Such financial assistance and indemnification is set forth in the Assistance Agreement.

          E. A condition to the Bank Board's approval of the acquisition of control of the CLOSED ASSOCIATION by the ACQUIRER is that the ACQUIRER, the ACQUIRING ASSOCIATION, and the INVESTORS enter into an agreement in the form of this Agreement, pursuant to which the CORPORATION will receive certain assurances and rights with respect to maintenance of the regulatory capital of the ACQUIRING ASSOCIATION.

          F. In consideration of the mutual promises contained herein, the parties enter into the following Agreement.

                                    AGREEMENT

      Section 1. Definitions. For purposes of this Agreement, the following terms have the indicated meanings:

      (a) "ACQUIRER": USAT Holding Inc., a Delaware corporation.

      (b) "ACQUIRING ASSOCIATION": United Savings Association of Texas FSB, Houston, Texas, a federally-chartered stock savings bank.

      (c) "Acquisition Agreement": The Acquisition Agreement of even date herewith between the Receiver and the ACQUIRING ASSOCIATION.

      (d) "Assistance Agreement": The Assistance Agreement of even date herewith among the ACQUIRER, the ACQUIRING ASSOCIATION and the CORPORATION.

      (e) "Bank Board": The Federal Home Loan Bank Board.

      (f) "Capital Plan Level": The level at which the ACQUIRING ASSOCIATION is required to maintain its Regulatory Capital pursuant to paragraph one of the forbearance letter dated December 30, 1988 in respect to the ACQUIRING ASSOCIATION.

      (g) "CLOSED ASSOCIATION": United Savings Association of Texas, Houston, Texas.

      (h) "Control": Control, as that term is used in Part 574 of the Insurance Regulations.

      (i) "Extraordinary Acquiring Association Transaction": Any merger of the ACQUIRING ASSOCIATION with and into another entity or merger of another entity with and into the ACQUIRING ASSOCIATION, any consolidation of the ACQUIRING ASSOCIATION, any disposition of all or substantially all of the assets of the ACQUIRING ASSOCIATION, or any similar extraordinary transaction involving the ACQUIRING ASSOCIATION.

      (j) "FSLIC" or "CORPORATION": The Federal Savings and Loan Insurance Corporation, in its capacity as a corporate instrumentality of the United States.

      (k) "FSLIC Director": The Executive Director of the FSLIC.

      (l) "Insurance Regulations": Part 574 of the Regulations for the Federal Savings and Loan Insurance Corporation, 12 C.F.R. Part 574 (1988).

      (m) "INVESTORS": Hyperion Partners LP and Hyperion Holdings Inc.

      (n) "Net Assets": Total Assets minus FSLIC Notes and assets subject to capital loss coverage by the FSLIC.

      (o) "P.S.A.": The Principal Supervisory Agent of the Bank Board, Dallas, Texas or the P.S.A.'s designee.

      (p) "Receiver": The FSLIC in its capacity as receiver for the CLOSED ASSOCIATION.

      (q) "Regulatory Activities Director": The Executive Director of the Office of Regulatory Activities (formerly the Office of Regulatory Policy, Oversight and Supervision) of the Bank Board.

      (r) "Regulatory Capital": Regulatory Capital, as that term is defined in
Section 563.13 of the Regulatory Capital Regulation.

      (s) "Regulatory Capital Regulation": Section 563.13(b) of the Insurance Regulations, 12 C.F.R. Section 563.13(b) (1988), or any successor regulation, as now or hereafter in effect.

      (t) "Regulatory Capital Trigger Level": An amount equal to 1.50 % of the Net Assets until the earlier of (i) the inclusion of the Subordinated Debentures as Regulatory Capital, or (ii) one year; after which it will be 2.0 % of Net Assets.

      (u) "Subordinated Debentures": The subordinated debentures in the aggregate amount of $110 million approved in accordance with this transaction.

      (v) "Total Assets": Total assets as represented on the ACQUIRING ASSOCIATION's quarterly report to the Bank Board.

      (w) "Total Liabilities": Total liabilities, as that term is defined in
Section 563.13(b)(1)(i) of the Regulatory Capital Regulation.

      The form of any capital infusion required to maintain the ACQUIRING ASSOCIATION's Regulatory Capital at the Required Regulatory Capital Level must be acceptable to the P.S.A.

      Section 2. Computation of Required Regulatory Capital Level. For purposes of this Agreement, any determination of the Required Regulatory Capital Level shall be as calculated by the FSLIC or the P.S.A., in accordance with applicable regulations, standards and procedures generally applicable to institutions supervised by the P.S.A.

      Section 3. Waiver of Assistance. The ACQUIRER and the ACQUIRING ASSOCIATION hereby waive any right to any assistance for which the ACQUIRING ASSOCIATION may qualify pursuant to Sections 406(f)(5) and (6) of the NHA, 12 U.S.C Sections 1729(f)(5) and (6) (1982), as in effect now or as reenacted or amended in the future, and any regulations of the CORPORATION issued thereunder, or any successor statute or regulations, as now or hereafter in effect.

      Section 4. Covenants of the ACQUIRER, the ACQUIRING ASSOCIATION, and the INVESTORS. Unless the CORPORATION consents or otherwise agrees, in either case in writing:

      (a) The INVESTORS shall own not less than a majority of the outstanding voting power of the ACQUIRER, provided that in determining the outstanding voting power of the ACQUIRER, any stock options, warrants, or other instruments or obligations convertible into voting securities of the ACQUIRER or which, upon the occurrence of one or more events, may acquire any voting rights with respect to the ACQUIRER, shall be included in such determination;

      (b) The ACQUIRER shall retain ownership of 100 percent of the voting securities of the ACQUIRING ASSOCIATION (excluding voting securities acquired through exercise of the warrants issued to the Corporation pursuant to the Warrant Agreement), shall not pledge, sell, assign, give, transfer, exchange or otherwise encumber such securities except to the Corporation, and shall not cause or permit any Extraordinary Acquiring Association Transaction;

      (c) The ACQUIRING ASSOCIATION shall not, and neither the ACQUIRER nor the INVESTORS shall cause the ACQUIRING ASSOCIATION to, directly or indirectly, through one or more transactions, issue any voting securities, stock options, warrants or other instruments or obligations convertible into voting securities of the ACQUIRING ASSOCIATION or which, upon the occurrence of one or more events, may acquire any voting rights with respect to the ACQUIRING ASSOCIATION, to any person or entity other than the ACQUIRER (excluding the warrant issued to the Corporation and voting securities issued upon exercise thereof);

      (d) The ACQUIRING ASSOCIATION shall not, and neither the ACQUIRER nor any of the INVESTORS shall cause the ACQUIRING ASSOCIATION to, declare or pay a dividend or prepay subordinated indebtedness in any fiscal year:

          (1) that would cause the ACQUIRED ASSOCIATION's regulatory capital to be less than the lesser of:

              (A) its fully phased-in capital requirement as determined pursuant to section 563.13 of the Rules and Regulations for the FSLIC, or any successor regulation, or

              (B) a level of regulatory capital to total liabilities equal to .50% above the Capital Plan levels set forth in paragraph one of the forbearance letter issued to the ACQUIRING ASSOCIATION by the Bank Board, or

          (2) that exceeds 50 percent of the ACQUIRING ASSOCIATION's net income for the fiscal year as reflected on the ACQUIRING ASSOCIATION's quarterly financial reports to the Bank Board, without the prior written consent of the P.S.A and the concurrence of the Regulatory Activities Director, provided that any dividends or prepayments permitted under these limitations may be deferred and paid in a subsequent year, but in no event may the ACQUIRING ASSOCIATION pay dividends or make prepayments that would reduce its regulatory capital below the Required Regulatory Capital Level.

      (e) The ACQUIRING ASSOCIATION shall not, and neither the ACQUIRER nor the INVESTOR shall cause the ACQUIRING ASSOCIATION to, execute any transaction that would convert or have the effect of converting the ACQUIRING ASSOCIATION to a state chartered stock or mutual institution;

      (f) The ACQUIRING ASSOCIATION's bylaws shall provide that the shareholder holding the Irrevocable Proxy has the right to remove any or all of the directors of the ACQUIRING ASSOCIATION, with or without cause; and

      (g) Each instrument or certificate evidencing shares of voting securities of the ACQUIRING ASSOCIATION owned by the ACQUIRER shall be stamped or imprinted with a legend in the following form:

              "The securities represented by this certificate (a) may not be sold, transferred, pledged, assigned or otherwise disposed of or encumbered except in compliance with the restrictions contained in a Regulatory Capital Maintenance Agreement dated as of December 30, 1988 among the Association and the parties named therein (a copy of which Agreement is available for inspection at the principal offices of the Association), (b) are subject to an irrevocable proxy as set forth in such Agreement, and (c) are subject to certain other terms, provisions, options and rights, including a prohibition on pledges and other restrictions on transfer included in such Agreement and the possibility of forfeiture."

In the event of a violation of any of the covenants set forth in this Section 4, the CORPORATION shall have the right to proceed as set forth in Section 6 as if the ACQUIRING ASSOCIATION's Regulatory Capital had, as of the date of such violation, fallen below the level specified in Section 6. The ACQUIRER shall have the same right to cure any violation of any covenant as is specified in
Section 6 with regard to any regulatory capital deficiency.

      Section 5. Irrevocable Proxy and Delivery of Stock Certificate. Concurrently with the execution of this Agreement, the ACQUIRER shall execute an irrevocable proxy in the form attached hereto as Exhibit A ("Irrevocable Proxy"), and deliver the Irrevocable Proxy to the Secretary to the Bank Board ("Secretary"), along with the certificate representing all of the shares of the voting stock of the ACQUIRING ASSOCIATION, properly endorsed for transfer or accompanied by fully endorsed stock powers. Such delivery is for the purpose of effecting the terms of this Agreement, in particular Section 6 hereof. The Secretary shall hold the Irrevocable Proxy and such certificate on behalf of the FSLIC Director. If additional voting securities are issued to the ACQUIRER after the execution of this Agreement, the ACQUIRER promptly shall deliver to the Secretary the certificate(s) representing such shares, properly endorsed for transfer or accompanied by fully endorsed stock powers. Until such time as the CORPORATION invokes its rights under Section 6, subject to the other provisions of this Agreement, all rights related to the voting securities of the ACQUIRING ASSOCIATION owned by the ACQUIRER shall be retained by the ACQUIRER.

      Section 6. CORPORATION's Voting and Disposition Rights. If the ACQUIRING ASSOCIATION's Regulatory Capital, calculated without regard to any assistance for which the ACQUIRING ASSOCIATION may qualify pursuant to Sections
406(f)(5) and (6) of the NHA, 12 U.S.C. Sections 1729(f)(5) and (6)
(1982), as in effect now or as reenacted or amended in the future, and any regulations of the CORPORATION promulgated thereunder, or any successor statute or regulations, as now or hereafter in effect, shall, at the end of any month, fall below the Regulatory Capital Trigger Level, and such deficiency has not been eliminated by the date of the filing of the ACQUIRING ASSOCIATION's Monthly Report for such month with the Bank Board, the CORPORATION, acting through the P.S.A., the FSLIC Director or the Regulatory Activities Director, shall have the right to send a notice ("Notice") to the ACQUIRER that the FSLIC Director is invoking the provisions of this Section 6; provided that no rights shall arise under this Agreement to the extent caused by a default on FSLIC notes and other financial obligations of the FSLIC under the Assistance Agreement. The ACQUIRER shall have 30 days from the date of receipt of the Notice in which to cure such deficiency. If the deficiency referred to in the first sentence of this Section 6 is not eliminated within such 30-day period, the FSLIC Director, with the concurrence of the Office of General Counsel of the Bank Board, shall have the absolute right, in its sole discretion, to:

      (a) vote pursuant to the Irrevocable Proxy all voting securities of the ACQUIRING ASSOCIATION, including, without limitation, the exercise of such voting power:

          (1) in favor of, and causing the taking of such steps as may be necessary to consummate, an Extraordinary Acquiring Association Transaction or the sale of any or all of the ACQUIRING ASSOCIATION'S voting securities, even if no value is received in respect of the voting securities or net assets of the ACQUIRING ASSOCIATION; and/or

          (2) to cause the removal of the board of directors of the ACQUIRING ASSOCIATION; and/or

          (3) to cause the ACQUIRING ASSOCIATION to issue to the CORPORATION or another party or parties designated by the CORPORATION, in its sole discretion, for nominal or no consideration, voting securities representing a majority of the voting power of the ACQUIRING ASSOCIATION after such issuance; and/or

      (b) dispose of any or all of the voting securities of the ACQUIRING ASSOCIATION, even if no value is received in respect of such securities. In the event of any such transaction or disposition, the ACQUIRER shall be entitled to the consideration paid in respect of the voting securities of the ACQUIRING ASSOCIATION less the CORPORATION's costs associated with the transaction or disposition including, without limitation, any financial assistance provided by the CORPORATION in connection with such transaction or disposition, and less the cost of any financial assistance provided by the CORPORATION in connection with the Acquisition that has not been repaid to the CORPORATION.

      Section 7. Duration of Agreement. Section 4(d) of this Agreement is perpetual in duration. All other provisions of this Agreement shall terminate ten (10) years from the date hereof.

      Section 8. Specific Performance. The ACQUIRER, the ACQUIRING ASSOCIATION, and the INVESTORS acknowledge and agree that the rights reserved to the CORPORATION, the FSLIC Director and the Regulatory Activities Director hereunder are of a special, unique, unusual and extraordinary character, which gives them a peculiar value, the loss of which cannot be adequately or reasonably compensated for in damages in an action at law, and the breach by the ACQUIRER, the ACQUIRING ASSOCIATION, or the INVESTOR of any of the provisions hereof will cause the CORPORATION irreparable injury and damage. In such event, the CORPORATION, the FSLIC Director and the Regulatory Activities Director shall be immediately entitled, as a matter of right, to require of the defaulting party specific performance of all of the acts and undertakings required hereunder of such party, including the obtaining of all requisite authorizations to execute or perform this Agreement and to obtain injunctive and other equitable relief in any court of competent jurisdiction (including, without limitation, the United States District Court for the District of Columbia) to prevent the violation or threatened violation of any of the provisions hereof. Neither this provision nor any exercise by the CORPORATION, the FSLIC Director or the Regulatory Activities Director of rights to equitable relief or specific performance herein granted shall constitute a waiver of any other rights which it may have to damage or otherwise.

      Section 9. Notices. (a) Any notices or other communication required or permitted under this Agreement, unless otherwise specifically provided for, shall be deemed given when delivered if delivered personally or by U.S. Express Mail or commercial overnight courier service, or three business days after posting if sent by first class mail, postage prepaid, to a party at its address set forth below or at such other address as the party shall furnish in writing:

                      If to the ACQUIRER or the INVESTORS:




                      If to the ACQUIRING ASSOCIATION:

                      Mr. Lawrence Connell
                      President
                      United Savings Association
                               of Texas FSB
                      __________________________
                      Houston, Texas ___________

                      If to the CORPORATION:

                      Federal Savings and Loan Insurance Corporation
                      Attn: Director, Financial Assistance Division 801 17th Street, N.W.
                      Washington, DC 20552
                      If to the P.S.A.:

                      Principal Supervisory Agent of the FSLIC
                      Federal Home Loan Bank of Dallas
                      500 E. John Carpenter Freeway
                      P.O. Box 619026
                      Dallas, Texas 75261-9026

      (b) Unless otherwise specifically provided for, if this Agreement requires that notice be given within a certain period of time, notice shall be deemed given as of the date of posting.

      Section 10. Rights and Forbearances. The rights, powers, and remedies given to the parties by this Agreement shall be in addition to all rights, powers, and remedies given by any applicable statute or rule of law. Any forbearance, failure, or delay by any party in exercising or partially exercising any such right, power, or remedy shall not preclude its further exercise.

      Section 11. Governing Law. To the extent that Federal law does not control, this Agreement and the parties' rights and obligations under it shall be governed by the law of Texas. Nothing in this Agreement shall require any unlawful action or inaction by any party.

      Section 12. Entire Agreement, Severability.

      (a) This Agreement, together with any interpretation or understanding agreed to in writing by the parties, constitutes the entire agreement among the parties and supersedes all prior agreements and understandings of the parties in connection with the subject matter hereof.

      (b) If any provision of this Agreement is invalid or unenforceable, all of the remaining provisions of this Agreement shall nevertheless remain in full force and effect and shall be binding upon the CORPORATION, the ACQUIRER, the ACQUIRING ASSOCIATION, and the INVESTOR.

      Section 13. Counterparts, Modifications, Headings.

      (a) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument, and any party may execute this Agreement or the Irrevocable Proxy by signing any such counterpart.

      (b) No amendment or modification of this Agreement shall be binding unless executed in writing by all the parties or their successors.

      (c) Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any of its provisions.

      Section 14. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective transferees, successors, assigns, heirs, administrators, executors, and trustees.

      IN WITNESS WHEREOF, the parties have executed this Agreement or caused is to be executed on their behalf by their duly authorized officers of agents.

                                            FEDERAL SAVINGS AND LOAN
                                             INSURANCE CORPORATION



                                            By: /s/ Nancy Magina
                                                ------------------------------
ATTEST: /s/ Wendy Robin Sneff               Its: Designee, Executive Director
        -----------------------
        Assistant Secretary



                                             USAT HOLDINGS INC.

                                            By: /s/ Scott A. Shay
                                                ------------------------------
ATTEST: /s/ Salvatore A. Ranieri                 Scott A. Shay
        ------------------------            Its: Vice President
        Salvatore A. Ranieri
        Secretary



                                            UNITED SAVINGS ASSOCIATION
                                             OF TEXAS FSB


                                            By: /s/ Lewis S. Ranieri
                                                ------------------------------
ATTEST: /s/ John J. Kendrick                    Lewis S. Ranieri
        -----------------------             Its:  Chairman and CEO
        John J. Kendrick
        Secretary


                                            HYPERION HOLDINGS INC.


                                            By: /s/ Scott A. Shay
                                                ------------------------------
ATTEST: /s/ Salvatore A. Ranieri                Scott A. Shay
        ------------------------            Its: Vice President
        Salvatore A. Ranieri
        Secretary



                                            HYPERION PARTNERS LP
                                            By: Hyperion Ventures LP,
                                                 Sole General Partner
                                            By: LSR Hyperion Corp.,
                                                 A General Partner

WITNESS: /s/ Salvatore A. Ranieri           By: /s/ Lewis S. Ranieri
         ------------------------               ------------------------------
         Salvatore A. Ranieri                   Lewis S. Ranieri
                                            Its: President

EXHIBIT A

                                IRREVOCABLE PROXY

      The undersigned agrees to and does hereby grant to the Executive Director of the Federal Savings and Loan Insurance Corporation ("FSLIC Director") who may designate another person to exercise the FSLIC Director's rights under this proxy, an irrevocable proxy to vote, or to execute and deliver written consents or otherwise act with respect to, all voting securities ("Stock") of United Savings Association of Texas FSB, Houston, Texas ("Association"), now owned or hereafter acquired by the undersigned as fully, and to the same extent and with the same effect, as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Federal savings and loan association, in accordance with, as provided in, and for the time period specified in, a certain Regulatory Capital Maintenance Agreement, dated December __, 1988, among the undersigned, the Federal Savings and Loan Insurance Corporation, the Association, HYPERION HOLDINGS INC., and HYPERION PARTNERS LP. The undersigned hereby affirms that this proxy is given as a condition of said Capital Maintenance Agreement and in connection with the acquisition of the Association by the undersigned and as such is coupled with an interest and is, therefore, irrevocable. This proxy may be exercised by the FSLIC Director, with the concurrence of the Office of the General Counsel of the Federal Home Loan Bank Board, at any meeting of the stockholders of the Association or in any action of such stockholders without a meeting.

           Dated this _________ day of December ____ , 1988.



                                        USAT HOLDINGS INC.


                                        By: _________________________

                                        Its: ________________________

                                 PROMISSORY NOTE

                                                               DECEMBER 30, 1988

TWO HUNDRED, SIXTY-ONE MILLION, ONE HUNDRED THIRTY-FIVE THOUSAND DOLLARS ($261,135,000.00).

FOR VALUE RECEIVED, the undersigned, FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION ("MAKER"), hereby promises to pay to the order of UNITED SAVINGS ASSOCIATION OF TEXAS FSB, a savings bank chartered under the laws of the United States, and having its principal business office at 10233 Harwin, Houston, Texas 77042 ("HOLDER"), by wire transfer in immediately available funds, on or before December 30, 1998 (as provided herein), in lawful money of the United States, the principal sum of TWO HUNDRED, SIXTY-ONE MILLION, ONE HUNDRED THIRTY-FIVE THOUSAND DOLLARS ($261,135,000.00) together with interest on the unpaid principal balance of this Note outstanding from time to time from the date hereof until this Note and all accrued interest thereon is fully paid at the Interest Rate, as hereinafter defined (computed on the basis of the actual number of days elapsed in a 365-day per year).

      From and after the date hereof, interest on this Note shall be paid for each Quarter, as defined below, on the tenth day of the month following the Quarter, commencing on April 10, 1989. A Quarter shall mean any three consecutive calendar months, provided that the first Quarter shall be deemed to include the period from December 30, 1988 to and including March 31, 1989 and the last Quarter shall be deemed to include the period October 1, 1998 to December 30, 1998. Interest hereunder due and payable for each Quarter shall be calculated as of and shall accrue through the last day of the Quarter (each such quarterly period shall sometimes herein be called a "Payment Period"). Interest shall be paid by wire transfer of immediately available funds to the account of the HOLDER at the Federal Home Loan Bank of Dallas or to such other account or by such other means as the HOLDER and the MAKER may agree to.

      The entire remaining principal balance of this note and all accrued and unpaid interest thereon shall be due and payable on December 30, 1998.

      Except for any assignment made in connection with the Holder's pledge of this Note to secure any indebtedness, this Note shall not otherwise be assignable or negotiable without the prior written consent of the MAKER. Subject to the preceding sentence, the provisions of this Note shall inure to the benefit of and be a binding obligation of any successor in interest to the HOLDER and the MAKER, respectively.

      1. Determination of Interest Rate. As used herein, for any Payment Period the term "Interest Rate" means the rate of interest determined through application of the following formula: (Texas COF + 50 Basis Points). For purposes of the formula, "Texas COF" means the average cost of funds of all FSLIC-insured institutions whose main offices are located in Texas expressed as a simple annualized rate of interest, as most recently reported by the Federal Home Loan Bank of Dallas, or, if not so reported, as determined by the Federal Home Loan Bank Board;

      2. Prepayment of Principal and Interest. The MAKER may, at its option, at any time or from time to time prepay all or any portion of the principal balance of this Note, without premium or penalty, upon 15 days prior written notice delivered to the HOLDER, provided that such prepayment shall be made together with accrued and unpaid interest on the principal amount so prepaid to the date of such prepayment.

      3. Events of Default; Acceleration of Principal and Interest. If the MAKER shall fail to pay any principal or interest when due and payable hereunder and such failure shall continue for 15 days after written demand for such payment has been delivered to the MAKER by the HOLDER, or if the MAKER shall fail to observe and perform any of its convenants or agreements hereunder and such failure shall continue for 30 days after written notice thereof has been delivered to the MAKER by the HOLDER, there shall be an Event of Default. If an Event of Default shall occur and be continuing for 5 days after the HOLDER has delivered written notice thereof to the MAKER, the HOLDER may by further written notice delivered to the MAKER declare the entire unpaid principal balance hereunder and all accrued and unpaid interest thereon to be immediately due and payable, whereupon the same shall forthwith become due and payable without any presentment or further demand or notice of any kind, all of which are hereby expressly waived by the MAKER.

      4. Replacement of a Lost, Stolen, Destroyed or Mutilated Note. Upon receipt of evidence reasonably satisfactory to the MAKER of the loss, theft, destruction, or mutilation of this Note and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the MAKER, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the MAKER will, at the HOLDER's expense, issue and deliver to the HOLDER, in lieu of or in exchange for such lost, stolen, destroyed, or mutilated Note, a new note of like tenor and having a principal amount and accrued interest thereon equal to the unpaid principal balance of this Note and the accrued interest thereon, if any.

      5. Exchange and Assignment of the Note. This Note shall be exchangeable at any time by the HOLDER for replacement notes in such denominations as the HOLDER may request, but in minimum denominations of $50,000,000, having an aggregate principal amount and accured interest thereon equal to the unpaid principal balance hereof and the accrued and unpaid interest thereon, if any, at the time of such exchange. Such replacement notes shall be in substantially the form hereof. Upon the HOLDER's request and surrender of this Note, the MAKER shall promptly effect such an exchange and, at the HOLDER's expense, issue and deliver replacement notes to the HOLDER. Each such replacement note shall set forth the principal amount hereof and the accrued and unpaid interest thereon, if any.

      Subject to the provisions hereof permitting a pledge to secure indebtedness to the Federal Home Loan Bank of Dallas, the HOLDER may assign this Note, or any notes exchanged therefor, only with the written consent of the MAKER. Upon receipt of such consent, any such assignment shall be effected by delivering to the MAKER by registered mail or certified mail, return receipt requested, either a written instrument executed by the HOLDER and evidencing such assignment or a notarized true copy or true copies of this Note or such notes showing the HOLDER's endorsement thereof to such assignee. Upon receipt of such a written instrument or notarized true copy or copies and as of date of such receipt, the MAKER shall register the assignee thereunder as the registered assign and HOLDER of the Note or notes so assigned. No assignment effected or attempted to be effected by any other means shall be valid or binding upon the MAKER.

      The MAKER and its agents may deem and treat the HOLDER in whose name this Note, or any note or notes exchanged therefor, is registered as of the close of business of the fifteenth day next preceding the payment date for a payment of principal or interest hereunder or thereunder, or, if such fifteenth day is not a business day, the business day next preceding such fifteenth day, as the absolute owner hereof or thereof for the purpose of receiving such payment.

      6. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Texas except where such instruments are controlled by statutes, regulations, rulings or interpretations of the Federal Government of the United States of America or any agency thereof.

      7. Headings. The headings of the paragraphs of this Note are for convenience only and do not constitute a part of this Note.

      IN WITNESS WHEREOF, the MAKER has caused this Note to be duly executed and sealed as of the date first above written.

ATTEST:                                FEDERAL SAVINGS AND LOAN
                                        INSURANCE CORPORATION

/s/ Wendy Robin Sneff                  By: /s/ Nancy K. Magina
- ---------------------                      --------------------------
Assistant Secretary                        Designee, Executive
                                           Director of the FSLIC

                                           [ILLEGIBLE]
Date:  December 30, 1988